Exhibit 3.4
AMENDED AND RESTATED BYLAWS OF
HEARTFLOW, INC.
(THE “CORPORATION”)
ARTICLE I.
OFFICES
Section 1.1.Registered Office. The registered office of the Corporation within the State of Delaware shall be as set forth in the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”).
Section 1.2.Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
ARTICLE II.
STOCKHOLDERS MEETINGS
Section 2.1.Annual Meetings. The annual meeting of stockholders shall be held at such place, if any, either within or without the State of Delaware, and time and on such date as shall be determined by the Board (or, to the fullest extent permitted by law, any committee of the Board or other person(s) authorized by the Board) and stated in the notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 8.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect directors and may transact any other business as may properly be brought before the meeting.
Section 2.2.Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the (i) Chair of the Board, (ii) the Chief Executive Officer of the Corporation or (iii) the Secretary of the Corporation (the “Secretary”) at the direction of the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board (or, to the fullest extent permitted by law, any committee of the Board or other person(s) authorized by the Board) and stated in the Corporation’s notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 8.5(a).
Section 2.3.Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 8.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a special meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed or rescheduled, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board.
Section 2.4.Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.
Section 2.5.Voting of Shares.
(a)Voting Lists. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting (i) on a reasonably accessible electronic network (provided that the information required to gain access to such list is provided with the notice of the meeting) or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.
(b)Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. The Board, in its discretion, or the chair of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(c)Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.
(i)A stockholder, or such stockholder’s authorized officer, director, employee or agent may execute a document authorizing another person or persons to act for such stockholder as proxy.
(ii)A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
(iii)The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization. Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) created pursuant to this Section 2.5(c) may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.
(d)Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the affirmative vote of a majority of the votes cast for or against such matter, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.
(e)Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, designate one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.
Section 2.6.Adjournments. At any meeting of stockholders of the Corporation, if less than a quorum is present, the chair of the meeting or the stockholders by the affirmative vote of a majority of the votes cast for or against such matter, shall have the power to adjourn the meeting from time to time. If a quorum is present, any meeting of stockholders of the Corporation may be adjourned by the chair of the meeting or by the stockholders by the affirmative vote of a majority of the votes cast for or against such matter (including to address a technical failure to convene or continue a meeting using remote communication), and no notice of the adjourned meeting shall be required to be given if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 2.3. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. Notwithstanding the foregoing, (i) if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting and (ii) if after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.
Section 2.7.Advance Notice for Business.
(a)Annual Meetings of Stockholders.
(i)Nominations of persons for election to the Board of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or authorized committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7.
(ii)Except as otherwise required by law, for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (which preceding year’s annual meeting shall, for purposes of the Corporation’s first annual meeting after the Corporation’s shares are first publicly traded, be deemed to have occurred on June 30, 2025); provided, however, that in the event that there was no annual meeting in the prior year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. In addition, for the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. Such stockholder’s notice shall set forth or provide:

(A)as to each person whom the stockholder proposes to nominate for election as a director:
(1)all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder;
(2)such person’s written consent to being named as a nominee in any proxy statement relating to the annual meeting and to serving as a director if elected;
(3)a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three (3) years, and any other material relationships, if any, between or concerning such stockholder, the beneficial owner, if any, on whose behalf the proposal is made or any of their respective affiliates or associates (such affiliates or associates, the “Stockholder Related Persons”), on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand;
(4)a questionnaire completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) with respect to the background, qualification and independence of such proposed nominee; and
(5)a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee:
a.is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law;
b.is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; and

c.would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors;
(B)as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
(C)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;
(D)as to the stockholder giving the notice, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;
(E)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and any Stockholder Related Persons:
(1)the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, beneficial owner and Stockholder Related Persons, including any shares of any class or series of capital stock of the Corporation as to which such stockholder, beneficial owner or Stockholder Related Persons have a right to acquire beneficial ownership at any time in the future;
(2)a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owners and Stockholder Related Persons, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes (including by providing, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the shares of capital stock of the Corporation) for, or increase or decrease the voting power of, such stockholder, beneficial owner or Stockholder Related Persons with respect to securities of the Corporation;
(3)any other information relating to such stockholder, beneficial owner or Stockholder Related Persons, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;
(4)a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement or understanding pursuant to which such stockholder, beneficial owner or Stockholder Related Persons have or share a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation;
(5)a description of any agreement, arrangement or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, beneficial owner or Stockholder Related Persons that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the Corporation;
(6)a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, Stockholder Related Persons, and any other person, including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding);
(7)a representation whether such stockholder, beneficial owner or any Stockholder Related Person intends or is part of a group which intends
a.to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee,
b.otherwise to solicit proxies or votes in support of such proposal or nomination, and/or

c.to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, and
(8)with respect to a nomination, the information required to be included in a notice to the Corporation required by paragraph (b) of Rule 14a-19 promulgated under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees;
(F)the names and addresses of other stockholders and beneficial owners known by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support financially such nomination or proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s) (the disclosures to be made pursuant to the foregoing clauses (C) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Disclosable Interests hereunder solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 2.7 on behalf of a beneficial owner.
The foregoing notice requirements of paragraph (a) of this Section 2.7 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine whether such proposed nominee is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation.
(iii)Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Section 2.7 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.7 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any authorized committee thereof or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.7.
The number of nominees a stockholder may nominate for election at a special meeting at which directors are to be elected on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event a special meeting of stockholders is duly called for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)General.
(i)Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7. Except as otherwise provided by law, at any meeting of stockholders the chair of the meeting (or, in advance of any meeting of stockholders, the Board or an authorized committee thereof) shall (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.7

(including whether the stockholder, beneficial owner, if any, on whose behalf the nomination or proposal is made, or any Stockholder Related Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(E)(7) of this Section 2.7) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.7, declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.7, unless otherwise required by law, if the stockholder does not provide the information required by paragraph (iv) of this Section 2.7(c) within the time period for delivery prescribed therein or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business advanced by such stockholder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder, beneficial owner or Stockholder Related Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee (for the avoidance of doubt, such notice must be delivered within the time period provided in paragraph (a)(ii) of this Section 2.7 to be considered timely) and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder, beneficial owner or Stockholder Related Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such beneficial owner or Stockholder Related Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(ii)For purposes of this Section 2.7, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.7; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.7 (including paragraphs (a)(ii)(C) and (b) hereof), and compliance with paragraphs (a)(i)(C) and (b) of this Section 2.7 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (a)(ii) of this Section 2.7, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals other than nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(iv)A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (given pursuant to paragraph (a)(i) of this Section 2.7 or paragraph (b) of this Section 2.7, as applicable) shall update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (a) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than five (5) days after the later of such record date and the public announcement of such record date and (b) in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof, not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.7 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder's notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these Bylaws to change any representation that was previously made pursuant to this Section 2.7, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
(v)For purposes of this Section 2.7, the following terms have the following meanings:

(A)“affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended;
(B)“business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York; and
(C)“close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.
(D)Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 2.8.Conduct of Meetings. The chair of each annual and special meeting of stockholders shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer or, in the absence (or inability or refusal to act) of the Chief Executive Officer, such other director or officer of the Corporation as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to postpone, convene and (for any or no reason) to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the chair of the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chair of the meeting should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chair of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.
Section 2.9.Delivery to the Corporation. Whenever Section 2.7 or Section 3.2 of these Bylaws requires one or more persons (including a record or beneficial owner of stock of the Corporation) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, with respect to any notice from any stockholder of record or beneficial owner of the Corporation’s capital stock under the Certificate of Incorporation, these Bylaws or the DGCL, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the DGCL.
ARTICLE III.
DIRECTORS
Section 3.1.Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. The number of directors shall be fixed as set forth in the Certificate of Incorporation.
Section 3.2.Advance Notice for Nomination of Directors. Only persons who are nominated in accordance with the procedures of Section 2.7 shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors.
Section 3.3.Chair of the Board. The Corporation may have, at the discretion of the Board, a Chair of the Board. The Chair of the Board shall preside when present at all meetings of the stockholders and the Board. The Chair of the Board shall perform such other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.
ARTICLE IV.
BOARD MEETINGS
Section 4.1.Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.2.Special Meetings. Special meetings of the Board (a) may be called by the Chair of the Board or Chief Executive Officer and (b) shall be called by the Chair of the Board, Chief Executive Officer or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 8.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.
Section 4.3.Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum is present.
Section 4.4.Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 4.5.Organization. The chair of each meeting of the Board shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, a chair elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V.
COMMITTEES OF DIRECTORS
Section 5.1.Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board if and when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
Section 5.2.Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.
Section 5.3.Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
Section 5.4.Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.
ARTICLE VI.
OFFICERS
Section 6.1.Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, one or more Presidents or Vice Presidents) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI.

Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer may also appoint such other officers (including without limitation one or more Vice Presidents, Assistant Secretaries, Treasurers, Assistant Treasurers and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer, as may be prescribed by the appointing officer.
(a)Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer shall preside when present at all meetings of the stockholders and (if he or she shall be a director) the Board.
(b)Secretary.
(i)The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chair of the Board or the Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
(ii)The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.
(c)Chief Financial Officer. The Chief Financial Officer, if any, shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board or the Chief Executive Officer may authorize).
Section 6.2.Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer may also be removed, with or without cause, by the Chief Executive Officer, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer may be filled by the Chief Executive Officer unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.
Section 6.3.Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.
Section 6.4.Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.
ARTICLE VII.
SHARES
Section 7.1.Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.
Section 7.2.Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by two authorized officers of the Corporation (it being understood that each of the Chair of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation shall be authorized officer for such purpose). Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Section 7.3.Lost, Destroyed or Stolen Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, destroyed or stolen, and the Corporation may require the owner of the lost, destroyed or stolen certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
Section 7.4.Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 7.5.Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.
Section 7.6.Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirements of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.
ARTICLE VIII.
MISCELLANEOUS
Section 8.1.Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 8.5 hereof, then such meeting shall not be held at any place.
Section 8.2.Fixing Record Dates.
(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 8.2(a) at the adjourned meeting.
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c)Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
Section 8.3.Means of Giving Notice.
(a)Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by electronic mail, facsimile telecommunication or other form of electronic transmission (including, without limitation, calendar invitation sent by electronic mail or other electronic transmission), or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.
(b)Notice to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
(c)Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.
Section 8.4.Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 8.5.Meeting Attendance via Remote Communication Equipment.
(a)Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(i)participate in a meeting of stockholders; and
(ii)be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.
(b)Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 8.6.Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.
Section 8.7.Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Section 8.8.Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 8.9.Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 8.10.Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.
Section 8.11.Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 8.12.Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, the President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.
Section 8.13.Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders in the manner provided in the Certificate of Incorporation.